Exhibit 99.1

Earnings Conference Call August 2, 2023 8:00 a.m. CT 1 (888) 660-6431 (within North America) 1 (929) 203-2118 (outside of North America) Access Code: 7372055 Webcast: ir.dnow.com

NOW Inc. Reports Second Quarter 2023 Results

HOUSTON, TX, August 2, 2023 - NOW Inc. (NYSE: DNOW) announced results for the second quarter ended June 30, 2023.

Second Quarter 2023 Financial Highlights

•	Revenue was $594 million for the second quarter of 2023

•	Net income attributable to NOW Inc. was $34 million and non-GAAP net income attributable to NOW Inc. excluding other costs was $27 million for the second quarter of 2023

•

Diluted earnings per share attributable to NOW Inc. stockholders was $0.31 and non-GAAP diluted earnings per share attributable to NOW Inc. stockholders excluding other costs was $0.25 for the second quarter of 2023

•	EBITDA excluding other costs for the second quarter of 2023 was $47 million or 7.9% of revenue

•	Free cash flow for the second quarter of 2023 was $79 million

•	Cash and cash equivalents was $203 million and long-term debt was zero at June 30, 2023 with total liquidity of approximately $584 million

•	As announced in May, we completed two acquisitions for $33 million in cash, expanding our manufacturer territorial exclusivities for key products

•	Repurchased $8 million of common stock in the second quarter of 2023

David Cherechinsky, President and CEO of NOW Inc., added, “I am proud of our DNOW team as strong performance continued in the second quarter, generating $47 million in EBITDA and resulting in our most profitable first half of a year since being a public company. In the second quarter we produced strong free cash flow of $79 million, completed two acquisitions and recorded an impressive 22% year-over-year growth in our international segment.

Looking ahead, I am excited about the traction we are making positioning DNOW as a vital energy evolution partner, deploying our full suite of supply chain management services and decarbonization products and technologies, including our EcoVapor offering, to provide our customers the innovative emissions management solutions necessary to achieve their sustainability goals.

We are focused on executing our strategy and creating shareholder value by growing market share, leveraging our debt-free balance sheet with $584 million of total liquidity, pursuing margin accretive acquisitions and continuing our share repurchase program.”

Prior to the earnings conference call a presentation titled “NOW Inc. Second Quarter 2023 Key Takeaways” will be available on the Company’s Investor Relations website.

About NOW Inc.

DistributionNOW is a worldwide supplier of energy and industrial products and packaged, engineered process and production equipment with a legacy of 160 years. Headquartered in Houston, Texas, with approximately 2,475 employees and a network of locations worldwide, we offer a broad set of supply chain solutions combined with a suite of digital solutions branded as DigitalNOW® that provide customers world-class technology for digital commerce, data and information management. Our locations provide products and solutions to exploration and production companies, midstream transmission and storage companies, refineries, chemical companies, utilities, mining, municipal water, manufacturers, engineering and construction companies as well as companies operating in the decarbonization, energy transition and renewables end markets.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NOW Inc. with the U.S. Securities and Exchange Commission, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Contact:

Mark Johnson

Senior Vice President and Chief Financial Officer

(281) 823-4754

NOW INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$203	$212
Receivables, net	417	398
Inventories, net	424	381
Prepaid and other current assets	31	26

Total current assets	1,075	1,017
Property, plant and equipment, net	130	119
Goodwill	141	116
Intangibles, net	31	25
Other assets	43	43

Total assets	$1,420	$1,320

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$364	$304
Accrued liabilities	129	126
Other current liabilities	8	9

Total current liabilities	501	439
Long-term operating lease liabilities	26	25
Deferred income taxes	1	1
Other long-term liabilities	15	11

Total liabilities	543	476
Commitments and contingencies
Stockholders’ equity:
Preferred stock - par value $0.01; 20 million shares authorized; no shares issued and outstanding	—	—
Common stock - par value $0.01; 330 million shares authorized; 106,716,052 and 110,369,266 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	1	1
Additional paid-in capital	2,029	2,066
Accumulated deficit	(1,010)	(1,075)
Accumulated other comprehensive loss	(146)	(150)

NOW Inc. stockholders’ equity	874	842
Noncontrolling interest	3	2

Total stockholders’ equity	877	844

Total liabilities and stockholders’ equity	$1,420	$1,320

NOW INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In millions, except per share data)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2023	2022	2023	2023	2022
Revenue	$594	$539	$584	$1,178	$1,012
Operating expenses:
Cost of products	460	411	447	907	777
Warehousing, selling and administrative	98	89	102	200	173
Impairment and other charges	—	10	—	—	10

Operating profit	36	29	35	71	52
Other income (expense)	(1)	(1)	—	(1)	9

Income before income taxes	35	28	35	70	61
Income tax provision	1	2	3	4	5

Net income	34	26	32	66	56
Net income attributable to noncontrolling interest	—	—	1	1	—

Net income attributable to NOW Inc.	$34	$26	$31	$65	$56

Earnings per share attributable to NOW Inc. stockholders:
Basic	$0.31	$0.23	$0.28	$0.59	$0.50

Diluted	$0.31	$0.23	$0.28	$0.59	$0.50

Weighted-average common shares outstanding, basic	107	111	110	108	111

Weighted-average common shares outstanding, diluted	108	111	111	109	111

NOW INC.

SUPPLEMENTAL INFORMATION

BUSINESS SEGMENTS (UNAUDITED)

(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2023	2022	2023	2023	2022
Revenue:
United States	$456	$408	$427	$883	$742
Canada	66	72	83	149	154
International	72	59	74	146	116

Total revenue	$594	$539	$584	$1,178	$1,012

NOW INC.

SUPPLEMENTAL INFORMATION (CONTINUED)

U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO NON-GAAP RECONCILIATIONS

NET INCOME ATTRIBUTABLE TO NOW INC. TO NON-GAAP EBITDA EXCLUDING OTHER COSTS

RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2023	2022	2023	2023	2022
GAAP net income attributable to NOW Inc. (1)	$34	$26	$31	$65	$56
Net income attributable to noncontrolling interest (2)	—	—	1	1	—
Interest expense (income), net	—	—	(1)	(1)	—
Income tax provision	1	2	3	4	5
Depreciation and amortization	6	5	6	12	9
Other costs:
Stock-based compensation	4	2	3	7	4
Other (3)	2	12	4	6	1

EBITDA excluding other costs	$47	$47	$47	$94	$75

EBITDA % excluding other costs (4)	7.9%	8.7%	8.0%	8.0%	7.4%

NET INCOME ATTRIBUTABLE TO NOW INC. TO NON-GAAP NET INCOME ATTRIBUTABLE TO NOW INC.

EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2023	2022	2023	2023	2022
GAAP net income attributable to NOW Inc. (1)	$34	$26	$31	$65	$56
Other, net of tax (5) (6)	(7)	3	(3)	(10)	(12)

Net income attributable to NOW Inc. excluding other costs (6)	$27	$29	$28	$55	$44

DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO NOW INC. STOCKHOLDERS TO NON-GAAP DILUTED

EARNINGS PER SHARE ATTRIBUTABLE TO NOW INC. STOCKHOLDERS EXCLUDING OTHER COSTS

RECONCILIATION (UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2023	2022	2023	2023	2022
GAAP diluted earnings per share attributable to NOW Inc. stockholders (1)	$0.31	$0.23	$0.28	$0.59	$0.50
Other, net of tax (5) (6)	(0.06)	0.03	(0.03)	(0.09)	(0.11)

Diluted earnings per share attributable to NOW Inc. stockholders excluding other costs (6)	$0.25	$0.26	$0.25	$0.50	$0.39

(1)

In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The non-GAAP financial measures include: (i) earnings before interest, taxes, depreciation and amortization (EBITDA) excluding other costs, (ii) net income attributable to NOW Inc. excluding other costs and (iii) diluted earnings per share attributable to NOW Inc. stockholders excluding other costs. Each of these financial measures excludes the impact of certain other costs and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included in the schedules herein.

(2)

Net income attributable to noncontrolling interest represents the income retained by the noncontrolling party of a joint venture in our international segment which we consolidate into our financials as we are the primary beneficiary and controlling member.

(3)

For the three months ended June 30, 2023, Other of approximately $2 million, included in warehousing, selling and administrative, was related to separation and transaction-related charges. For the six months ended June 30, 2023, Other of approximately $6 million, included in warehousing, selling and administrative, was related to legal fees for litigation matters that were not ordinary or routine to the operations of the business where the Company is seeking damages, and separation and transaction-related charges.

For the three months ended June 30, 2022, Other primarily included approximately $10 million of impairment and other charges related to the reclassification of accumulated foreign currency translation losses due to the substantial liquidation of certain foreign subsidiaries, as well as, approximately $2 million in separation and transaction-related charges, which were included in operating profit. For the six months ended June 30, 2022, Other primarily included approximately $10 million of impairment and other charges discussed above, as well as, approximately $4 million in separation and transaction-related charges, partially offset by a benefit of approximately $13 million related to the decrease of contingent consideration liability, which was included in other income.

(4)	EBITDA % excluding other costs is defined as EBITDA excluding other costs divided by Revenue.

(5)	Other, net of tax includes certain income and expenses and does not include stock-based compensation expense.

For the three months ended June 30, 2023, Other, net of tax included a benefit of approximately $9 million from changes in the valuation allowance recorded against the Company’s deferred tax assets, partially offset by approximately $2 million related to separation and transaction-related charges. For the six months ended June 30, 2023, Other, net of tax included a benefit of approximately $16 million from changes in the valuation allowance recorded against the Company’s deferred tax assets, partially offset by approximately $6 million related to legal fees for litigation matters that were not ordinary or routine to the operations of the business where the Company is seeking damages, and separation and transaction-related charges. The Company has excluded the impact of these items on its valuation allowance in computing net income excluding other costs.

For the three months ended June 30, 2022, Other, net of tax included approximately $10 million of impairment and other charges related to the reclassification of accumulated foreign currency translation losses due to the substantial liquidation of certain foreign subsidiaries, as well as, approximately $2 million in separation and transaction-related charges, partially offset by a benefit of approximately $9 million from changes in the valuation allowance recorded against the Company’s deferred tax assets. For the six months ended June 30, 2022, Other, net of tax included a benefit of approximately $13 million from changes in the valuation allowance recorded against the Company’s deferred tax assets, as well as, a benefit of approximately $13 million related to the decrease of contingent consideration liability, partially offset by approximately $10 million of impairment and other charges discussed above, as well as, approximately $4 million in separation and transaction-related charges. The Company has excluded the impact of these items on its valuation allowance in computing net income (loss) excluding other costs.

(6)	Totals may not foot due to rounding.

5